EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statement of The Singing Machine Company, Inc. on Amendment No. 3 to Form S-3 of our audit report dated June 12, 2000, on the financial statements of The Singing Machine Company, Inc. and subsidiary for the fiscal year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/  Weinberg & Company, P.A.
Certified Public Accountants
Boca Raton, Florida
September 24, 2001